UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 1, 2016
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

California Public Utilities Commission’s (“CPUC”) Investigation Regarding Natural Gas Distribution Facilities Record-Keeping

On July 1, 2016, the CPUC’s Safety and Enforcement Division (the “SED”) submitted an appeal to the CPUC of the presiding officer’s decision (the “POD”) issued on June 1, 2016 in the CPUC’s investigation into whether Pacific Gas and Electric Company (the “Utility”) violated applicable laws pertaining to record-keeping practices with respect to maintaining safe operation of its natural gas distribution service and facilities.  As previously disclosed, the POD found that the Utility failed to comply with applicable law and regulations in maintaining accurate records of its natural gas distribution system and assessed a fine of $24.3 million, in addition to a $10.8 million citation previously assessed  for the Carmel incident.  In its appeal, the SED indicates that the $24.3 million fine assessed in the POD is insufficient and recommends that its initial penalty recommendation of $111.9 million be adopted.  If not, the SED recommends modifications to the POD, including both method and scope changes to the penalty calculation, resulting in a shareholder-funded fine of $55.5 million.  (With the citation previously assessed for the Carmel incident, the total fines imposed on the Utility would amount to $66.3 million.)

Specifically, if the SED’s initial recommendation of $111.9 million is not adopted, the SED recommends edits to the POD proposing that (i) the POD should remove all language that suggests that 99 percent safety is acceptable, (ii) the Utility should be ordered to pay a shareholder-funded fine in connection with the maximum allowable operating pressure (“MAOP”) documentation (previously, the POD did not find any violations in connection with the MAOP documentation and, as a result, did not assess any fine relating to such documentation), (iii) a different violation end date should be used for the missing DeAnza leak repair records, and (iv) the POD’s methodology for assessing fines for specific incidents should be adjusted.

(On June 28, 2016, the City of Carmel-by-the-Sea (“Carmel”) also appealed the POD, indicating that the POD incorrectly applied the fines corresponding to the violations that the POD found the Utility committed, and requested that the CPUC adopt a just fine and proper remedies to promote deterrence.  In its appeal, Carmel also indicates that the POD erred by not offering discussions on whether the shareholders or customers should bear the cost of the fine and on Carmel’s proposed remedies.)

The Utility’s response to this appeal and the Carmel appeal is due on July 18, 2016.  The CPUC could consider this matter before the deadline for the Utility’s response expires, as early as on July 14, 2016.  The Utility cannot predict when the CPUC will issue a decision or its outcome.  PG&E Corporation’s and the Utility’s future financial condition, results of operations, and cash flows could be materially affected depending on the ultimate amount of the penalty that is imposed and the ultimate amount of unrecoverable costs that the Utility incurs to comply with required remedial measures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Dated: July 6, 2016	By:	/s/ JASON P. WELLS
JASON P. WELLS Senior Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

Dated: July 6, 2016	By:	/s/ DAVID S. THOMASON
DAVID S. THOMASON Vice President, Chief Financial Officer and Controller